Exhibit 10.6

AMENDMENT

TO THE PROMISSORY NOTE DATED SEPTEMBER 19, 2018

The parties entered into a 12% Promissory Note dated September 19, 2018 in the Original Principal Amount of $120,000, instrument number 33149, (the “Note”), by and between BioLargo, Inc. (the “Issuer”) and Chappy Bean, LLC (the “Holder”) (together referred to as the “Parties”). All capitalized terms not otherwise defined herein have the meaning set forth in the Note.

WHEREAS, the Note’s original Maturity Date was January 5, 2019, and pursuant to the terms thereof, on January 3, 2019, Issuer notified Holder of its election to extend the Maturity Date by 60 days to March 6, 2019, and in doing so the Principal Amount due under the Note increased as of January 3, 2019 to $132,000.

WHEREAS, the Parties have agreed to further extend the Maturity Date of the Note as set forth herein.

The Parties hereby agree to amend the Note as follows:

Maturity: The Maturity Date of the Note shall be extended to June 6, 2019.

Optional Extension of June 6, 2019 Maturity Date. So long as an Event of Default (as defined in Section 4 of the Note) has not occurred, Issuer may extend the Maturity Date of the Note to September 6, 2019 by giving written notice to Holder at any time prior to the Maturity Date, and in such event the then outstanding Principal Amount of the Note will increase by ten percent (10%), effective as of the date of the notice.

Interest Rate: Effective as of March 7, 2019, the Note shall earn interest at the rate of eighteen percent (18%) per annum. For the purpose of clarity, all interest accrued prior to March 7, 2019 accrued at 12% per annum.

Amendment to Warrant: Issuer issued to Holder a warrant to purchase 600,000 shares of Issuer’s common stock, instrument number 33150, expiring September 19, 2023 (the “Warrant”). As additional consideration for the extension, the Exercise Price of the Warrant (as that term is defined in the Warrant) is hereby reduced from $0.25 to $0.20, and the number of share purchasable under the Warrant is hereby increased from 600,000 to 750,000 shares.

ALL OTHER TERMS AND CONDITIONS OF THE NOTE AND WARRANT REMAIN IN FULL FORCE AND EFFECT.

Please indicate acceptance and approval of this amendment dated March 5, 2019 by signing below:

/s/Dennis P. Calvert	/s/Jaren Johnson
Dennis P. Calvert	Jaren Johnson
BioLargo, Inc.	Chappy Bean, LLC
Chief Executive Officer	VP and General Counsel
Date signed: March 5, 2019	Date signed: March 5, 2019